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                                                                    EXHIBIT 99.2


                   CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.



We hereby consent to the inclusion in the Registration Statement of InterVoice, Inc. ("InterVoice") relating to the proposed merger of Brite Voice Systems, Inc. with a wholly owned subsidiary of InterVoice, of our opinion letter appearing as Annex B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             U.S. BANCORP PIPER JAFFRAY INC.

Minneapolis, Minnesota
June 2, 1999